Exhibit 99.1

Alcoa Corporation Consolidates Administrative Locations

Company to streamline administrative locations globally to reduce complexity and lower costs

NEW YORK--(BUSINESS WIRE)--April 19, 2017--Alcoa Corporation (NYSE: AA), a global leader in bauxite, alumina and aluminum products, today announced that it will consolidate administrative locations around the globe as it continues to streamline the Company and lower costs.

Alcoa will close its New York City office and move its global headquarters and principal executive office to its existing location in Pittsburgh as of September 1, 2017. In addition, within the next 18 months, another seven administrative locations across the U.S., Europe and Asia will also close and affected employees will relocate to remaining office locations or operating facilities or will telecommute. As a result of today’s announcement, Alcoa expects annual savings of $5 million in corporate overhead once the changes are fully implemented.

“We are taking every opportunity to streamline Alcoa to reduce complexity,” said Roy Harvey, Chief Executive Officer of Alcoa. “Today’s announcement is another step in our drive to be a more competitive, operator-centric Company, with smaller corporate overhead, focused on profitable and successful operations.”

As part of its strategic priority to reduce complexity, earlier this year, Alcoa consolidated its business units. The Company combined the aluminum smelting, cast products and rolled products businesses, along with the majority of the energy segment assets, into a new Alcoa Aluminum business unit. The Company’s three business units are Alcoa Bauxite, Alcoa Alumina and Alcoa Aluminum.

About Alcoa Corporation

Alcoa (NYSE: AA) is a global industry leader in bauxite, alumina, and aluminum products, with a strong portfolio of value-added cast and rolled products and substantial energy assets. Alcoa is built on a foundation of strong values and operating excellence dating back nearly 130 years to the world-changing discovery that made aluminum an affordable and vital part of modern life. Since inventing the aluminum industry, and throughout our history, our talented Alcoans have followed on with breakthrough innovations and best practices that have led to efficiency, safety, sustainability, and stronger communities wherever we operate. Visit us online at www.alcoa.com, follow @Alcoa on Twitter and on Facebook.

We have included the above website addresses only as inactive textual references and do not intend these to be active links to such websites. Information contained on such websites or that can be accessed through such websites does not constitute a part of this press release.

Dissemination of Company Information

Alcoa Corporation intends to make future announcements regarding company developments and financial performance through its website at www.alcoa.com.

Forward-Looking Statements

This press release contains statements that relate to future events and expectations and as such constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those containing such words as “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “intends,” “may,” “outlook,” “plans,” “projects,” “seeks,” “sees,” “should,” “targets,” “will,” “would,” or other words of similar meaning. All statements that reflect the Company’s expectations, assumptions or projections about the future, other than statements of historical fact, are forward-looking statements. Forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties, and changes in circumstances that are difficult to predict. Although the Company believes that the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that these expectations will be attained and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. Additional information concerning factors that could cause actual results to differ materially from those projected in the forward-looking statements is contained in our filings with the Securities and Exchange Commission. The Company disclaims any obligation to update publicly any forward-looking statements, whether in response to new information, future events or otherwise, except as required by applicable law.

CONTACT:
Alcoa Corporation
Investor Contact:
James Dwyer, 212-518-5450
James.Dwyer@alcoa.com
or
Media Contacts:
Monica Orbe, 212-518-5455
Monica.Orbe@alcoa.com